                                                                     Exhibit 3.3

                                   MEDEX, INC.

                                 CODE OF BY-LAWS


                                    ARTICLE I

                                MEETINGS OF BOARD
                                -----------------



Section 1.   Organization of Meetings
             ------------------------
         At each meeting of the Board of Directors, the Chairman, or, in his absence, the President, or, in the absence of both the foregoing, a Chairman chosen by a majority of the Board of Directors present, shall preside. The Secretary, or, in his absence, any person appointed by the Chairman, shall perform the duties of Secretary of the meeting and shall keep the minutes thereof.

Section 2.   Place of Meetings
             -----------------
         The meetings of the Board shall be held at such place or places, within or without the State of Ohio, as may from time to time be fixed by the Board of Directors, or as shall be specified or fixed in the respective notices or waivers of notice thereof.

Section 3.   Meetings
             --------
         Meetings of the Board of Directors shall be held whenever called by the Chairman, or, in his absence, the President, or by any two Directors. Unless waived before, at or after the meeting as hereinafter provided, notice of each such meeting shall be given by the Chairman or the persons calling such meetings to each Director in any of the following way:

         (1) By orally informing him of the meeting in person or by telephone not later than two days before the date of the meeting.

         (2) By personal delivery to him not later than two days before the date of the meeting of written notice thereof.

         (3) By mailing written notice to him, or by sending notice to him by telegram, cablegram, radiogram, any such notice to be posted or dispatched, as the case may be, a sufficient length of time before the meeting so that in the ordinary course of the mail or of the transmission of telegrams, cablegrams, or radiograms, as the case may be, delivery thereof would normally be made to him not later than two days before the date of the meeting.

         Unless otherwise required by this Code of By-Laws, the notice of any meeting need not specify the purpose or purposes of the meeting. Notice of any meeting of the Board may be waived by any Director, either before, at or after the meeting, in writing or by telegram, cablegram or radiogram.

Section 4.   Order of Business
             -----------------
         The order of business, but not the agenda at meetings of the Board shall be such as the Chairman may prescribe or follow, subject, however, to his being overruled with respect thereto by a majority vote of the members of the Board present.


                                   ARTICLE II

                   OFFICERS OF THE COMPANY AND THEIR AUTHORITY
                   -------------------------------------------

Section 1.   Creation of the Offices of Chairman of the Board and Vice Chairman
             ------------------------------------------------------------------
             of the Board
             ------------

         (1) There is hereby created the office of Chairman of the Board, who shall be referred to in these By-Laws as the "Chairman." The Chairman shall have such authority as is or may be conferred by the General Corporation Law of Ohio, the Articles of Incorporation, the Code of Regulations, these By-Laws of the Company and resolutions of the Board of Directors. The Chairman shall be a director.

         The Chairman of the Board shall be responsible for the organization of and shall conduct as presiding Officer all shareholder meetings and, with an Agenda provided by the Chief Executive Officer and such additional matters as may be requested by individual directors, shall conduct all meetings of the Board of Directors of the Company.

         (2) There is hereby created the office of Vice Chairman of the Board, who shall be referred to in these By-Laws as the Vice Chairman. The Vice Chairman shall have such authority as is or may be conferred by the General Corporation Law of Ohio, the Articles of Incorporation, the Code of Regulations, these By-Laws of the Company and resolutions of the Board of Directors.

Section 2.    Creation of the Office of Chief Executive Officer
              -------------------------------------------------
         There is hereby created the office of Chief Executive Officer of the Company, who shall be referred to in these By-Laws as the "CEO." The CEO shall have such authority as is or may be conferred by the General Corporation Law of Ohio, the Articles of Incorporation, and Code of Regulations and these By-Laws, including the primary responsibility for and authority over the following matters:

         (1) The direction of the senior management in the development of the basic mission, objective, policies, and operating plans of the company, to organize this work into a short term (3 year) and long term (5 year) strategic plan for presentation to and approval by the Board of Directors. Further, to periodically and regularly see that these plans are reviewed and amended as necessary by the Board of Directors.

         (2) The recommendation to the Board of Directors of employment, terms of employment, compensation, termination, terms of termination, including performance appraisals of all Officers of the Company appointed by the Board of Directors.

         (3) Have executive authority over and direct supervision of and receive the reports of the Chief Operating Officer of the Company.

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         (4) Have final authority over all employment, compensation, terms of employment, changes in terms of employment or compensation, and termination of employment of all Company personnel to the level of Manager and Director. Prescribe the specific limits of the authority of subordinates. Resolve any conflicts arising between subsidiaries, operating groups, staff departments or other functioning units.

         (5) Have in accordance with such authority as is conferred by the Board of Directors, the General Corporation Law of Ohio, the Articles of Incorporation, the Code of Regulations, ultimate executive authority through the COO over all the financial and legal affairs of the Company, receive the reports of the CFO, The Vice President for Corporate Quality Assurance and Regulatory Affairs, and the Secretary and General Counsel.

         (6) Have responsibility for the long range physical and financial planning of the Company, including the strategic planning process.

         (7) Establish and maintain an effective system of communication throughout the company and with the Board of Directors.

         (8) The CEO of the Company is hereby authorized to execute and deliver on behalf of the Company all contracts, deeds, mortgages, leases, promissory notes, bonds, bills, drafts and other instruments in writing as he may deem necessary and proper in the conduct of the Company's business. The CEO shall sign all share certificates. The CEO is also authorized to borrow any money or otherwise incur any indebtedness on behalf of the Company which the Board of Directors by resolution deem necessary and proper in the conduct of the Company's business. Provided, however, the CEO is authorized to borrow money or otherwise incur an indebtedness on behalf of the Company up to a sum established by resolution of the Board of Directors, without Board approval. Except as otherwise required by law or by the Code of Regulations of the Company, resolutions of the Board of Directors or these By-Laws, no other Officer shall execute or deliver on behalf of the Company any instrument in writing or shall borrow any money or incur any indebtedness without the specific authorization of the Board of Director and the CEO.

         (9) Have authority over and executive responsibility for all merger and acquisition activities of the Company.

         (10) Have executive responsibility for all shareholder relations including planning of the annual and special meeting of shareholders and reports to the shareholders. Have responsibility for preparation of and presentation to the Chairman of the Board, the Agenda for each Board meeting.

Section 3.   Creation of the Office of Chief Operating Officer
             -------------------------------------------------
         There is hereby created the office of Chief Operating Officer of the Company, who shall be referred to in these By-Laws as the "COO." The COO shall have such authority as is or may be conferred by these By-Laws and resolutions of the Board of Directors, including the responsibility for and authority over the following matters:

         (1) Recommending to the CEO the employment, terms of employment, compensation, changes in terms of employment or compensation, termination, terms of termination, of all Company personnel reporting to the COO.

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         (2) Have executive authority over and direct supervision of, and receive the reports of all of the Officers of the Company except CEO, the CFO, the Vice President for Corporate Quality Assurance and Regulatory Affairs, Vice President Sales and Marketing, Senior Vice President Medex Europe, and the Secretary and General Counsel and their direct subordinates.

         (3) Have final authority over all employment, compensation, terms of employment, changes in terms of employment or compensation, and term of employment of all Company personnel under his supervision below the title of Manager and Director.

         (4) Have executive authority over and responsibility for the manufacturing, Human Resources/Organizational Development, and research and development operations of the Company and shall have such executive authority to direct the CFO, the Vice President for Corporate Quality Assurance and Regulatory Affairs, and the Secretary and General Counsel in regard to their duties as is necessary to carry out this responsibility. Have authority and responsibility to guide and direct the management in the development, production and servicing of the company's products and services through out the world, to achieve budgeted profits, financial criteria and preservation of the company capital.

         (5) Develop policies to ensure the execution of the policies of the CEO.

         (6) Have authority to direct creation and use of adequate and equitable personnel and human resource policies. Participate and direct acquisition and growth activities in accordance with the plans of the CEO and the Board of Directors.

         (7) Have authority over activities as may be directed from time to time by the CEO.

         (8) Have authority to delegate activities and responsibilities as necessary to those reporting to the COO.

         (9) In case of the temporary absence or disability of the CEO, the COO of the Company is hereby authorized to execute and deliver on behalf of the Company all contracts, deeds, mortgages, leases, promissory notes, bonds, bills, drafts and other instruments in writing as he may deem necessary and proper in the conduct of the Company's business. The COO may also sign all share certificates. With the written authority of the CEO, the COO is authorized to borrow any money or otherwise incur any indebtedness on behalf of the Company up to the limit established by the Board of Directors for the CEO. Except as otherwise required by law, by the Code of Regulations of the Company, or by these By-Laws, no other Officer shall execute or deliver on behalf of the Company any instruments in writing or shall borrow any money or incur any indebtedness without the specific authorization of the Board of Directors.

         (10) In the temporary absence or disability of the CEO and with the written approval of the majority of the Board of Directors the COO may exercise any power of the CEO granted in these By-Laws.

Section 4.  Creation of the Office of President
            -----------------------------------
         There is hereby created the office of President of the Company, who shall be referred to in these By-Laws as the "President" and shall have such authority as is or may be conferred by the General Corporation Law of the State of Ohio, the Articles of Incorporation, the Code of Regulations, these By-Laws of the Company, and resolutions of the Board of Directors.

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Section 5.     Creation of the Office of Executive Vice President
               --------------------------------------------------
         There is hereby created the office of Executive Vice President of the Company, who shall be referred to in these By-Laws as the "Executive Vice President." The Executive Vice President shall have such authority as is or may be conferred by the Code of Regulations, these By-Laws of the Company, and resolutions of the Board of Directors.

Section 6.     Creation of the Office of Senior Vice President and Vice
               --------------------------------------------------------
               President
               ---------

         There is hereby created the offices of Senior Vice-President and Vice President of the Company, who shall be referred to in these By-Laws as "Senior Vice-President and Vice President." There shall be as many Senior Vice-Presidents and Vice Presidents as may be created from time to time by resolution of the Board of Directors and these Senior Vice-Presidents and Vice Presidents shall have such authority as is or may be conferred by the Code of Regulations, these By-Laws of the Company, and resolutions of the Board of Directors. There is hereby created the office of Assistant Vice President of the Company, who shall be referred to as "Assistant Vice President." There shall be as many Assistant Vice Presidents with such authority as is conferred by the Code of Regulations, these By-laws of the Company and resolutions of the Board of Directors.

Section 7.    Creation of the Office of Chief Financial Officer
              -------------------------------------------------
         There is hereby created the office of Chief Financial Officer of the Company, who shall be referred to in these By-Laws as the "CFO." The CFO shall report to the CEO. The CFO shall have such authority as is or may be conferred by the General Corporation Law of Ohio, the Articles of Incorporation, the Code of Regulations, the By-Laws of the Company and resolutions of the Board of Directors, including the primary responsibility for and authority over the following matters:

         (1) The preservation of the balance sheet, and earnings of the company through planning, budgeting and forecasting.

         (2) The development and operation of a system of internal controls to insure the integrity and reliability of the financial and management accounting and reporting.

         (3) The providing of accurate and timely information, counsel and judgement to the CEO, the COO, and other officers on the executive team.

         (4) The implementation of effective accounting policies and systems for financial management of the company.

         (5) The leadership and integration of related financial management functions and accountabilities including, controllership, treasury, tax, parts of strategic planning and investor relations and the internal administration of stock options, profit sharing trust and other related employee benefits.

Section 8.   Creation of the Office of Treasurer
             -----------------------------------
         There is hereby created the office of Treasurer of the Company, who shall be referred to in the By-Laws as the "Treasurer". The Treasurer shall report to the C.F.O. The Treasurer shall have such authority as is or may be conferred by the General Corporation Law of Ohio,



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the Articles of Incorporation, the Code of Regulations, the By-Laws of the
Company and resolutions of the Board of Directors.

Section 9.    Creation of the Office of Secretary
              -----------------------------------
         There is hereby created the office of Secretary of the Company, who shall be referred to in these By-Laws as the "Secretary." The Secretary shall report to the CEO. The Secretary shall have such authority as is or may be conferred by the General Corporation Law of Ohio, the Articles of Incorporation, the Code of Regulations, the By-Laws of the Company and resolutions of the Board of Directors.

Section 9.    Deposits and Bank Accounts
              --------------------------
         Such general and special bank accounts shall be opened with such banks, trust companies or other depositories as the Board may designate or select for the purpose.

         All funds of the Company shall be deposited to the credit of the Company in such depositories unless they are invested in accordance with directions set forth by resolution of the Board of Directors.



                                   ARTICLE III

                    COMPENSATION AND RETIREMENT OF DIRECTORS
                    ----------------------------------------

Section 1.   Compensation of Directors
             -------------------------
         The compensation of Directors of the Company shall be established from time to time by the Board of Directors in accordance with the provision of
Article 4.07 of the Code of Regulations and these By-Laws.

         (1) The annual directors fee shall be $ 5,000 payable $1,250 per quarter.
         (2) The Board meeting fee shall be $1,000 per meeting.
         (3) The Committee meeting fee shall be $400 per meeting for the committee members and $500 per meeting for the Chairman.

Section 2.   Retirement Ages and Ages for Eligibility for Election
             -----------------------------------------------------
         (1) Unless an exception is created pursuant to Section 4 hereof, no Director of the Company shall be eligible to be elected as a Director of the Company if the term for which the Director is to be elected begins after the annual meeting of the Company following that Directors' seventieth (70th) birthday.

         (2) Any Director who is no longer eligible for election as a Director of the Company by virtue of Section 2. (1) above and who is not an Emeritus Director under Article IV of these By-Laws and is otherwise in good standing, shall be a retired Director of the Company.

Section 3.   Minimum Retirement Age
             ----------------------
         (1) Any Director of the Company may elect to retire by notifying the Company in writing of such election if,

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         (2) The Director is sixty-two (62) years of age and in good standing with the Company and if,

         (3) The Director has served a minimum of five (5) years as a Director and if,

         (4) The Director has not elected or been granted Emeritus status under
Article IV of these By-Laws.

Section 4.   Exception to Retirement and Eligibility for Election Ages
             ---------------------------------------------------------
         (1) The Board of Directors may by resolution adopted by affirmative vote of seventy-five (75%) percent of the Directors of the Company waive for a specific period any of the provisions of Section 2 of this Article, as to a specific individual Director.

         (2) The seventy-five (75%) percent affirmative vote shall not include the vote of the Director affected.

Section 5.   Retirement Benefit
             ------------------
         (1) Eligibility:


         Any outside Director (non employee) who has retired status in accordance with the provisions of Article III of these By-Laws and is otherwise in good standing, shall be entitled to receive the following annual benefit paid at least in quarterly payments.

         (2) The Annual Benefit:

         Shall be three percent (3%) of the current annual fee times the number of whole years of service as a Director.

                  (A) However, the maximum annual benefit shall be fifty (50%) percent of the current annual fee.

                  (B) The annual benefit shall be payable until the death of the retired Director, or for fifty percent (50%) of the whole years of service of the retired Director or for a maximum of ten (10) years, whichever is first.

Section 6.    Vote Required to Change Directors Compensation or Amend this
              ------------------------------------------------------------
              Article III
              -----------

         The compensation of any Director, Director Emeritus or retired Director of the Company provided for by Sections 1 or 5 of this Article III shall not be stopped, reduced or otherwise diminished in any way or from any cause, prior to, during or following any "business combination" as defined in Article Twelfth of the Articles of Incorporation of the Company, and Article IV of these By-Laws, nor shall this Article III of the By-Laws be amended, notwithstanding the provisions of Article VII of these Company By-Laws, prior to, during or following any "business combination" as defined in Article Twelfth of the Company's Articles of Incorporation, unless the stopping, reducing or otherwise diminishing of Directors compensation or the amending of this section is approved by 80% of the "continuing Directors"




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of the Company as "continuing Director" is defined by Article Twelfth of the
Articles of Incorporation of the Company.

Section 7.   Alternate Compensation
             ----------------------
         In the event, that contrary to the provisions of Section 6 of this Articles III of these By-Laws there is in fact, prior to, during or following a "business combination" as defined in Section 6, a diminution of Director compensation or a retired Directors retirement benefit from any cause, then there shall be immediately due and payable, from the Company, to each Director affected, in one lump sum, together with any court costs and attorney's necessary to collect it, an amount equal to two times the total compensation received by that Director or retired Director during the twelve months immediately preceding the effective date of the act or cause diminishing the Directors compensation or in the case of a retired Director, an amount equal to the maximum total amount that the retired Director could possibly receive over the life of the benefit pursuant to Article II Section 5, plus an amount equal to any court cost and attorney's fees necessary to collect it.


                                   ARTICLE IV

                               EMERITUS DIRECTORS
                               ------------------

Section 1.   Eligibility For Director Emeritus
             ---------------------------------
         (1) Any Director of the Company who is eligible to be a retired Director of the Company may upon obtaining such eligibility notify the Company in writing of the Director's decision to become a Director Emeritus.

         (2) Unless the Board at any time by resolution denies the Director Emeritus such status, the Director shall serve as a Director Emeritus for five years from the date of election or until the Director Emeritus' seventy-fifth
(75th) birthday, whichever shall occur first.

Section 2.   Duties of Director Emeritus
             ---------------------------
         (1) It is the purpose of the Company in creating Directors Emeritus to preserve for the Board the source of wisdom and experience that the Director Emeritus represent.

         (2) A Director Emeritus shall attend all regular meetings of the Board and shall offer such advice and expertise as may from time to time be appropriate.

         (3) A Director Emeritus shall attend such committee meetings as the Board may from time to time direct.

         (4) A Director Emeritus may from time to time be assigned special projects or reports to perform for the Board.

Section 3.   Compensation of the Director Emeritus
             -------------------------------------
         (1) A Director Emeritus shall be paid at the rate of fifty percent (50%) of the current annual fee paid to Directors of the Company and fifty percent (50%) of the current fee paid to Directors of the Company for attendance at meetings.

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         (2) A Director  Emeritus shall be paid the same fee for committee meetings actually  attended,  as a Director.

Section 4.   Exception to Eligibility Requirement for Director Emeritus
             ----------------------------------------------------------
         The Board of Directors may by resolution adopted by affirmative vote of seventy-five (75%) percent of the Directors of the Company waive for a specific period any of the provisions of Section 1 of this Article, as to a specific individual Director.

Section 5.   Vote Required to Change Director Emeritus Compensation or Amend
             ---------------------------------------------------------------
             this Article IV
             ---------------

         The compensation of any Director Emeritus of the Company provided for by Section 3 of this Article IV shall not be stopped, reduced or otherwise diminished in any way or from any cause, prior to, during or following any "business combination" as defined in Article Twelfth of the Articles of Incorporation of the Company, and Article III of these By-Laws, nor shall this
Article IV of the By-Laws be amended, notwithstanding the provisions of Article VII of these Company By-Laws, prior to, during or following any "business combination" as defined in Article Twelfth of the Company's Articles of Incorporation, unless the stopping, reducing or otherwise diminishing of Directors compensation or the amending of this Section is approved by 80% of the "continuing Directors" of the Company as "continuing Director" is defined by Articles Twelfth of the Articles of Incorporation of the Company.

Section 6.   Alternate Compensation
             ----------------------
         In the event, that contrary to the provisions of Section 5 of this
Article IV of these By-Laws there is in fact, prior to, during or following a "business combination" as defined in Article III Section 6, a diminution of a Director Emeritus' compensation from any cause, then there shall be immediately due and payable, from the Company, to each Director Emeritus affected, in one lump sum, together with any court costs and attorney's necessary to collect it, an amount equal to three times the total compensation received by that Director Emeritus during the twelve months immediately preceding the effective date of the act or cause diminishing the Director Emeritus' compensation.


                                    ARTICLE V

                        STANDING COMMITTEES OF THE BOARD
                        --------------------------------

         The Board of Directors hereby creates the following permanent or standing committees of the Board, each of which shall consist of not less than three members chosen by the Board. The Committees shall have the duties and responsibilities assigned herein, or assigned from time to time by resolution of the Board.

Section 1.  Audit Committee
            ---------------
           The Audit Committee shall consist of three members of the Board appointed by the Board and shall be responsible for:

         (1). Recommending to the Board of Directors the selection of the independent accountants to be employed by the Company.

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         (2). Reviewing the scope of the independent audit and the results thereof, including overseeing management's compliance with auditor's deficiency letters.

         (3). Reviewing the Company's internal accounting controls with the independent auditors and acting as an overseer of the financial reporting process (including quarterly reports).

         (4). Reviewing the management discussion and analysis section of the annual report with the management of the Company.

         (5). Reviewing annually management's program for monitoring compliance with the Code of Corporate Conduct.

         (6). Reviewing the representation letter submitted by management to the independent auditor.

         (7). Reporting to the Board of Directors the activities of the Audit Committee.

Section 2.  Employee Benefits Committee
            ---------------------------
             The Committee shall consist of four members of the Board, appointed by the Board and shall be responsible for studying on an ongoing basis, the compensation of the Officers and Directors of the Company and for reporting at least annually to the Board on the status of the compensation of the Officers and Directors and for:

             (1) Recommending to the Board from time to time, but at least annually, any changes in the compensation of the Officers and Directors it feels are appropriate, to review and recommend to the Board of Directors the adoption of any compensation plans in which Directors and Officers are eligible to participate.

             (2) Preparing such reports as are required by law for the annual proxy statement.

             (3) Studying, advising and recommending to the Board what types of stock option or stock appreciation plans may be available to the Company and advising on the desirability, effect and operation of any plan the Company presently has or might have or might consider in the future.

             (4) Assuming such duties or responsibilities for administration and interpretation of any option plan of the Company as may from time to time be delegated to the Committee by a plan or by the Board of Directors, including selection the employees who are to participate in such plans and determining the terms of their participation.

             (5) Performing the duties delegated to it under the Company employee's profit sharing plan and trust agreement and in addition to its duties under the Company Employee's Profit Sharing Plan and Trust Agreement, shall be responsible for advising the Board of Directors with regard to any and all other ERISA qualified pension, profit sharing or bonus plans established by the Company.

Section 3.  Nominating Committee
            --------------------

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             (1) The Committee shall be composed of three members of the Board of Directors. Two of whom are not officers or employees of the Company. The Chairman may name such additional ex-officio members as he deems appropriate.

            (2) The Committee shall be responsible on an ongoing basis for the search for, investigation of, recommendation to the Board for nomination of, the recruitment of, any new candidates for election to the Board of Directors as they are needed from time to time.


Section 4.   Executive Committee
             -------------------
             (1) This Committee is created pursuant to Article Four, Section
4.09 of the Code of Regulations of the Company. The Executive Committee shall be composed of four members of the Board of Directors, not less than two of whom shall be non employee outside Directors.

             (2) The Committee shall have authority to act for the Board of Directors to the extent provided in this By-Law or by future resolution of the Board of Directors. The Committee will advise management on personnel, legal, board agenda organization and strategic planning matters.

             (3) The Committee shall meet at least quarterly at the call of the Chairman and when practicable at a time close to the week falling between Board of Directors' meetings. The Committee shall meet at any other times necessary for the transaction of its business.

             (4) The Committee shall, at any time when it is not practical or in the best interest of the Company to wait until a Board meeting, have authority to approve contracts, obligations and transactions of the Company up to $350,000.

             (5) The Committee shall have responsibility for directing or contracting for the disposition of charitable grants from the amounts of money set aside annually by the Board of Directors for charitable contributions.

             (6) The minutes of the Committee meetings shall be kept and submitted to the entire Board for approval by the Board, at the next meeting of the Board, approval of the minutes by the Board of Directors shall constitute approval of and ratification of all actions of the Committee set forth in those minutes by the Board of Directors.

Section 5.  Finance Committee
            -----------------
             (1) The Committee shall be composed of four members of the Board of Directors which shall include not less than two outside non employee Directors, the Chief Executive Officer and when a member of the Board, the Chief Operating Officer. The Committee shall be responsible for formulating and presenting recommendations to the Board of Directors on investment policy, financial matters, capital structure and allocation, dividends, financing arrangements, financial planning, budgeting and shall undertake such other duties and responsibilities relating to corporate financing as the Board of Directors may from time to time delegate to the Committee.

             (2) The Committee shall keep the Board advised on its evaluation of the financial operations of the Company resulting from its review of the short and long term financial plans and results of the Company and its consultations with the Chief Financial Officer, the Treasurer, and the Controller.

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                                   ARTICLE VI

                              SHAREHOLDER MEETINGS
                              --------------------




Section 1.   Transaction of Business
             -----------------------
         No business may be transacted at an annual meeting of stockholders, other than business that is either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (b) otherwise properly brought before the annual meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (c) otherwise properly brought before the annual meeting by any stockholder of the Corporation (i) who is a stockholder of record on the date of the giving of the notice provided for in
Section 2 of this Article VI and on the record date for the determination of stockholders entitled to vote at such annual meeting and (ii) who complies with the notice procedures set forth in the Section 2 of this Article VI. The nomination by a stockholder of any person for election as a director, other than the persons nominated by the Board of Directors or any duly authorized committee thereof, shall be considered business other than business specified in clauses
(a) and (b) above and shall be permitted only upon compliance with the requirements of this Section 2 of this Article VI.

Section 2.   Notice of Business
             ------------------
         In addition to any other applicable requirements for business to be properly brought before an annual meeting by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.

             To be timely, a stockholder's notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation not less than sixty (60) days nor more than ninety (90) days prior to the anniversary date of the immediately preceding annual meeting of stockholders; PROVIDED, HOWEVER, that in the event that the annual meeting is called for on a date that is not within (30) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs.

         To be in proper written form, a stockholder's notice to the Secretary must be set forth as to each matter such stockholder proposes to bring before the annual meeting (i) a brief description of the business described to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of such stockholder,
(iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such stockholder, (iv) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business, (v) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting, and in the case of the nomination of a person as a director, a brief




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description of the background and credentials of such person including (A) the name, age, business address and residence address of such person, (B) the principal occupation or employment of such person, (C) the class and number of shares of the Corporation which are beneficially owned by such person, and (D) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of Directors, or as otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including without limitation such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected).

         No business shall be conducted at the annual meeting of stockholders except business brought before the annual meeting in accordance with the procedures set forth in this Section 2 of this Article VI, PROVIDED, HOWEVER, that, once business has been properly brought before the annual meeting in accordance with such procedures, nothing in this Section 2 of this Article VI shall be deemed to preclude discussion by any stockholder of any such business. If the Chairman of an annual meeting determines that business was not properly brought before the meeting in accordance with the foregoing procedures, the Chairman shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.

                                   ARTICLE VII

                          AMENDMENT OF CODE OF BY-LAWS
                          ----------------------------

             At any meeting of the Board, notice of which shall have been given or waived as required by this Code of By-Laws, this Code may be amended or repealed in whole or in part, or new By-Laws added thereto and adopted, by the affirmative vote of the majority of all of the Directors of the Company, except as provided in Article III Section 6 and Article IV Section 5 of these By-Laws.



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